  Unifi, Inc.

For the First Quarter Ended
September 29, 2013

Conference Call
Slide Presentation
 Exhibit 99.2

 Cautionary Statement

 Unifi, Inc.
First Qtr. Conf. Call
October 24, 2013
(Unaudited)
 Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive,” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to:  the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange rates, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

  Net Sales and Gross Profit Highlights
(Amounts in Thousands, Except Percentages)
 Unifi, Inc.
First Qtr. Conf. Call
October 24, 2013
(Unaudited)  Quarter over Quarter
  September 29, 2013 vs. September 23, 2012
  Volume  Price
Net Sales:
Polyester  1.5%   (0.9%)
Nylon  3.3%   (4.0%)
International  (5.8%)  (5.4%)
Consolidated  (0.5%)  (1.9%)

  For the Three Months Ended
  September 29, 2013  September 23, 2012

Gross Profit:
Polyester   $10,360    $8,207
Nylon   4,694    4,070
International   4,931    5,743
Consolidated   $19,985    $18,020

Income Statement Highlights(Amounts in Thousands, Except Percentages and Per Share Amounts)
 Unifi, Inc.
First Qtr. Conf. Call
October 24, 2013
(Unaudited)  For the Three Months Ended
  September 29, 2013   September 23, 2012

Net sales   $168,669  100.0%    $172,900  100.0%

Gross profit   19,985  11.8%    18,020  10.4%

Selling, general and administrative expenses   10,114  6.0%    11,147  6.4%

Operating income    8,285  4.9%   6,182  3.6%

Interest expense   1,252     1,444

Income before income taxes   14,370     5,291

Equity in earnings of unconsolidated affiliates   (6,123)    (671)

Earnings per share (basic)   $0.46     $0.11

Weighted average shares outstanding   19,264     20,091

 Equity Affiliates Highlights
 (Amounts in thousands, Except Percentages)
 Unifi, Inc.
First Qtr. Conf. Call
October 24, 2013
(Unaudited)   For the Three Months Ended
  September 29, 2013  September 23, 2012

Earnings:
Parkdale America (34%)   $5,915    $42
Other   208    629
Total   $6,123    $671

Distributions:
Parkdale America (34%)   $2,559    $2,224
Other   -    -
Total   $2,559    $2,224

  Reconciliations of Net Income to Adjusted EBITDA (Amounts in Thousands)
 Unifi, Inc.
First Qtr. Conf. Call
October 24, 2013
(Unaudited) For the Three Months Ended
 September 29, 2013  September 23, 2012

Net income attributable to Unifi, Inc.  $8,870    $2,294
Provision for income taxes  5,751    3,233
Interest expense, net  38    1,320
Depreciation and amortization expense  4,269    6,333
  EBITDA  18,928    13,180

Non-cash compensation expense  414    621
Loss on extinguishment of debt  -    242
Other  1,262    453
  Adjusted EBITDA including equity affiliates  20,604    14,496

Equity in earnings of unconsolidated affiliates  (6,123)   (671)
  Adjusted EBITDA  $14,481    $13,825

 Working Capital Highlights(Amounts in Thousands)
 Unifi, Inc.
First Qtr. Conf. Call
October 24, 2013
(Unaudited)   September 29,  June 30,  June 24,
   2013  2013  2012

Receivables, net    $90,097    $98,392    $99,236
Inventories    114,432    110,667    112,750
Accounts payable    (40,275)   (45,544)   (48,541)
Accrued expenses    (13,498)   (18,383)   (14,004)
Adjusted working capital    $150,756    $145,132    $149,441

Adjusted working capital    $150,756    $145,132    $149,441
Cash    10,310    8,755    10,886
Other current assets    11,060    9,016    15,125
Accrued interest    (78)   (102)   (398)
Other current liabilities    (3,195)   (916)   (8,569)
Working capital    $168,853    $161,885    $166,485

 Capital Structure(Amounts in Thousands)
 Unifi, Inc.
First Qtr. Conf. Call
October 24, 2013
(Unaudited)  September 29,  June 30,  June 24,
  2013  2013  2012

ABL Revolver   $44,900    $52,500    $51,000
ABL Term Loan   50,000    42,800    50,000
Term B Loan   -    -    20,515
Other   2,439    2,453    37
Total Debt   $97,339    $97,753    $121,552

Cash   10,310    8,755    10,886
Net Debt   $87,029    $88,998    $110,666

Cash   $10,310    $8,755    $10,886
Revolver Availability, Net   38,968    36,105    37,122
Total Liquidity   $49,278    $44,860    $48,008

  Non-GAAP Financial Measures

 Unifi, Inc.
First Qtr. Conf. Call
October 24, 2013
(Unaudited)
 Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.  These non-GAAP financial measures are Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA including equity affiliates, and Adjusted EBITDA.

EBITDA represents net income or loss attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense (excluding interest portion of amortization).  Adjusted EBITDA including equity affiliates represents EBITDA adjusted to exclude non-cash compensation expense, gains or losses on extinguishment of debt, loss on previously held equity interest, and certain other adjustments.  Such other adjustments include operating expenses for Repreve Renewables, restructuring charges and start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, certain employee healthcare expenses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company.  Adjusted EBITDA represents Adjusted EBITDA including equity affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.  The Company may, from time to time, change the items included within Adjusted EBITDA.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures.  Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

  Non-GAAP Financial Measures - continued
 Unifi, Inc.
First Qtr. Conf. Call
October 24, 2013
(Unaudited)
 In evaluating EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered as substitutes for net income, operating income or any other performance measures determined in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

• it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

• it does not reflect changes in, or cash requirements for, our working capital needs;

• it does not reflect the interest expense or the cash requirements necessary to service interest or to make payments on our debt;

• although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA including equity affiliates) measure does not reflect any cash requirements for such replacements;

• it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

• it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

• it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

• other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.